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PROXY STATEMENT PURSUANT TO SECTION 14(A)

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Wells Fargo Funds Trust

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[WFAM Logo]

5/2/2018

Dear Shareholder:

Your opportunity to vote on important changes to the Wells Fargo Small Cap Opportunities Fund is here. It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted. If you have responded already, thank you for your time. If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on May 15, 2018.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF NEW SUB-ADVISORY AGREEMENT WITH WELLS CAPITAL MANAGEMENT INCORPORATED.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call (800) 714-3306 extension 12457. Representatives are available between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Voting takes only a few minutes. Please review the instructions on the enclosed proxy card. There are three easy ways to vote:

  Online: Log in to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

  Mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

  Shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please vote by phone or online to ensure that your response is received before the special meeting on May 15, 2018.

Your prompt response is greatly appreciated.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

OBO

VOTE         WELLS FARGO FUNDS

NOW!       2018 Special Meeting

                                    May 15, 2018

According to our latest records, we have not received your voting instructions!

Important proxy voting material is ready for your action.

Three

Ways to Vote

Now via Proxy Vote At the Meeting By Phone 1.800.454.8683	Vote By May 14, 2018 11:59 PM ET
Control Number: 0123456789012345 Account Number: 3456789012345678901

Important
Materials

  Proxy Statement

  Reminder Notice

For holders as of March 2, 2018
CUSIP: 94975G488

  ProxyVote

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